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                                                                  EXHIBIT 11


                      Computer Horizons Corp. and Subsidiaries

                   EARNINGS PER COMMON AND COMMON SHARE EQUIVALENT

                               Year ended December 31,

                                                    1996           1995            1994
                                                -----------     ----------      ----------
Primary
  Average shares outstanding                     23,927,000     21,858,000      19,983,000
  Stock options                                   1,534,000      1,506,000       1,404,000
                                                -----------     ----------      ----------
  Primary weighted average of common
    and common equivalent shares outstanding     25,461,000     23,364,000      21,387,000
                                                ===========     ==========      ==========

Fully diluted
  Average shares outstanding                     23,927,000     21,858,000      19,983,000
  Stock options                                   1,611,000      1,628,000       1,469,000
                                                -----------     ----------      ----------
  Fully diluted weighted average number
    of common and common equivalent
    shares outstanding                           25,538,000     23,486,000      21,452,000
                                                ===========     ==========      ==========

Net income                                      $11,232,000     $9,907,000      $5,686,000
                                                ===========     ==========      ==========

Earnings per share
  Primary                                             $0.44          $0.42           $0.27
                                                      =====          =====           =====
  Fully diluted                                       $0.44          $0.42           $0.27
                                                      =====          =====           =====